UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2004

FINISAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1308 Moffett Park Drive
Sunnyvale, California 94089
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 548-1000

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Matters.

     On January 24, 2004, Finisar Corporation entered into an asset purchase agreement with Honeywell International Inc. (“Honeywell”) to purchase the assets of Honeywell’s VCSEL Optical Products business located in Richardson, Texas. Attached as an exhibit is a press release announcing the signing of the agreement.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 26, 2004 announcing the agreement with Finisar Corporation and Honeywell International Inc. for the acquisition of Honeywell’s VCSEL Optical Products business.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINISAR CORPORATION

	By:	/s/ Stephen K. Workman

Date: January 26, 2004		Stephen K. Workman Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 26, 2004 announcing the agreement with Finisar Corporation and Honeywell International Inc. for the acquisition of Honeywell’s VCSEL Optical Products business.